738896632.6 1 SEVENTH AMENDMENT TO LEASE AGREEMENT THIS SEVENTH AMENDMENT TO LEASE AGREEMENT (this “Seventh Amendment”) is made as of November 30, 2020, by and between ARE-SD REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and MIRATI THERAPEUTICS, INC., a Delaware corporation (“Tenant”). RECITALS A. Landlord and Tenant entered into that certain Lease Agreement dated as of June 24, 2014, as amended by that certain First Amendment to Lease Agreement dated as of March 23, 2017, as further amended by that certain Second Amendment to Lease Agreement dated as of April 5, 2018, as further amended by that certain Third Amendment to Lease Agreement dated as of August 2, 2018, as further amended by that certain Amended and Restated Fourth Amendment to Lease Agreement dated as of October 30, 2019 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Lease Agreement dated as of March 4, 2020 (the “Fifth Amendment”) and as further amended by that certain Sixth Amendment to Lease Agreement dated as of July 15, 2020 (the “Sixth Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 33,545 rentable square feet (the “Existing Premises”, as defined in this Seventh Amendment and not as previously defined) in a building located at 9393 Towne Centre Drive, San Diego, California. The Existing Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease. B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, expand the size of the Existing Premises by adding those portions of the Building commonly known as Suite 120, containing approximately 2,428 rentable square feet, Suite 130, containing approximately 3,796 rentable square feet, and Suite 140, containing approximately 2,455 rentable square feet on the first floor of the Building (collectively, the “Fourth Expansion Premises”), as shown on Exhibit A attached to this Seventh Amendment. C. Tenant is a party to that certain Amended and Restated Lease Agreement dated as of June 30, 2020 pursuant to which commencing after the expiration of this Lease Tenant shall lease from an affiliate of Landlord, ARE-SD Region No. 38, LLC, a Delaware limited liability company, the entire building located at 3545 Cray Court, San Diego, California containing approximately 118,225 rentable square feet. NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows: 1. Fourth Expansion Premises. In addition to the Existing Premises, commencing on the Fourth Expansion Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, the Fourth Expansion Premises. 2. Delivery. The “Fourth Expansion Premises Commencement Date” shall be December 1, 2020. Except as set forth in this Seventh Amendment: (i) Tenant shall accept the Fourth Expansion Premises in their “as-is” condition as of the Fourth Expansion Premises Commencement Date, subject to all applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in the Fourth Expansion Premises; and (iii) Tenant’s taking possession of the Fourth Expansion Premises shall be conclusive evidence that Tenant accepts the Fourth Expansion Premises and that the Fourth Expansion Premises were in good condition at the time possession was taken. Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Fourth Expansion Premises, and/or the suitability of the Fourth Expansion Premises for the conduct of Tenant’s DocuSign Envelope ID: 3A91CECB-C7EF-49DF-A0F9-6238E3AE9551

DocuSign Envelope ID: 3A91CECB-C7EF-49DF-A0F9-6238E3AE9551

business, and Tenant waives any implied warranty that the Fourth Expansion Premises are suitable for the Permitted Use.

3. **Termination and Surrender of Temporary Premises**. Notwithstanding anything to the contrary contained in the Fourth Amendment, the "**Temporary Premises Expiration Date**" (as referred to in Section 4 of the Fourth Amendment) shall be December 31, 2020. Tenant shall voluntarily surrender the "**Temporary Premises**" (as defined in Section 4 of the Fourth Amendment) on the Temporary Premises Expiration Date. Tenant agrees to cooperate reasonably with Landlord in all matters, as applicable, relating to (i) surrendering the Temporary Premises in accordance with the surrender requirements and in the condition required pursuant to the Lease, and (ii) all other matters related to restoring the Temporary Premises to the condition required under the Lease. Notwithstanding anything to the contrary contained in the Lease, Tenant shall not be required to remove any Alterations or other improvements existing in the Temporary Premises as of the date of this Seventh Amendment on or before the Temporary Premises Expiration Date. After the Temporary Premises Expiration Date, Tenant shall have no further rights of any kind with respect to the Temporary Premises. Notwithstanding the foregoing, those provisions of the Lease which, by their terms, survive the termination of the Lease shall survive the surrender of the Temporary Premises and termination of the Lease provided for herein. Nothing herein shall excuse Tenant from its obligations under the Lease prior to the Temporary Premises Expiration Date.

4. **Definition of Premises and Rentable Area of Premises**. Commencing on the Fourth Expansion Premises Commencement Date, the defined terms "**Premises**" and "**Rentable Area of Premises**" on Page 1 of the Lease are deleted in their entirety and replaced with the following:

"**Premises:** Those portions of the first and second floors of the Building consisting of approximately 42,224 rentable square feet, commonly known as (i) Suite 200 containing approximately 8,318 rentable square feet of office space ("**Suite 200**"), (ii) Suite 210 containing approximately 2,564 rentable square feet of office space ("**Suite 210**"), (iii) Suite 220 containing approximately 1,646 rentable square feet of laboratory space ("**Suite 220**"), (iv) Suite 240 containing approximately 2,295 rentable square feet of laboratory space ("**Suite 240**"), (v) Suite 250 containing approximately 3,096 rentable square feet of office space ("**Suite 250**"), (vi) Suite 110 containing approximately 6,116 rentable square feet of office and laboratory space ("**Suite 110**"), (vii) Suite 230 containing approximately 2,898 rentable square feet of laboratory space ("**Suite 230**"), (viii) Suite 100 containing approximately 6,612 rentable square feet of laboratory space ("**Suite 100**"), (ix) Suite 120 containing approximately 2,428 rentable square feet of laboratory space ("**Suite 120**"), (x) Suite 130 containing approximately 3,796 rentable square feet of laboratory space ("**Suite 130**"), and (xi) Suite 140 containing approximately 2,455 rentable square feet of laboratory space ("**Suite 140**"), all as shown on **Exhibit A**. Suite 200, Suite 210 and Suite 250 may be collectively referred to herein as the '**Office Premises**.'"

"**Rentable Area of Premises:** 42,224 sq. ft."

Exhibit A attached to the Lease is amended as of the Fourth Expansion Premises Commencement Date to include **Exhibit A** attached to this Seventh Amendment.

Commencing on the Fourth Expansion Premises Commencement Date, Landlord and Tenant hereby agree that the Premises contain 42,224 rentable square feet.

5. **Base Rent**.

a. **Existing Premises**. Tenant shall continue paying Base Rent with respect to the Existing Premises (as defined in the Fifth Amendment) and as provided in the Lease through the Termination Date (as defined in Section 7 below).

ALEXANDRIA. Copyright © 2005, Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

738896632.6

2

738896632.6 3 b. Fourth Expansion Premises. Tenant shall not be required to pay Base Rent with respect to the Second Expansion Premises (as defined in the Fifth Amendment), the Third Expansion Premises (as defined in the Sixth Amendment) and the Fourth Expansion Premises through the Termination Date. 6. Tenant’s Share. Commencing on the Fourth Expansion Premises Commencement Date, the defined term “Tenant’s Share of Operating Expenses of Building” on page 1 of the Lease shall be deleted in its entirety and replaced with the following: “Tenant’s Share of Operating Expenses of Building: 100.00%” Commencing on the Fourth Expansion Premises Commencement Date, Landlord and Tenant hereby agree that the “Tenant’s Share of Operating Expenses of Building” is 100.00%. For the avoidance of any doubt, Tenant shall pay all Operating Expenses with respect to the Fourth Expansion Premises commencing on the Fourth Expansion Premises Commencement Date. 7. Term. For the avoidance of doubt, the expiration date of the term of the Lease shall occur on the Termination Date (as defined in Section 6 of the Sixth Amendment). 8. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Seventh Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Seventh Amendment. 9. OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules. 10. California Accessibility Disclosure. Section 10 of the Fifth Amendment in hereby incorporated into this Seventh Amendment by reference. 11. Miscellaneous. a. This Seventh Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Seventh Amendment may be amended only by an agreement in writing, signed by the parties hereto. b. This Seventh Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. c. This Seventh Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered DocuSign Envelope ID: 3A91CECB-C7EF-49DF-A0F9-6238E3AE9551

738896632.6 4 and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Seventh Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures. d. Except as amended and/or modified by this Seventh Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Seventh Amendment. In the event of any conflict between the provisions of this Seventh Amendment and the provisions of the Lease, the provisions of this Seventh Amendment shall prevail. Whether or not specifically amended by this Seventh Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Seventh Amendment. [Signatures are on the next page] DocuSign Envelope ID: 3A91CECB-C7EF-49DF-A0F9-6238E3AE9551

738896632.6 5 IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment as of the day and year first above written. TENANT: MIRATI THERAPEUTICS, INC., a Delaware corporation By: Its: LANDLORD: ARE-SD REGION NO. 20, LLC, a Delaware limited liability company By: ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member By: ARE-QRS CORP., a Maryland corporation, general partner By: Its: SVP, Finance & Chief Accounting Officer DocuSign Envelope ID: 3A91CECB-C7EF-49DF-A0F9-6238E3AE9551

738896632.6 A-1 Exhibit A Fourth Expansion Premises DocuSign Envelope ID: 3A91CECB-C7EF-49DF-A0F9-6238E3AE9551